Exhibit 99
Spirit AeroSystems Holdings, Inc.
3801 S. Oliver
Wichita, KS 67278
www.spiritaero.com
Spirit AeroSystems Holdings, Inc. Reports Third Quarter 2007 Revenue and Earnings Growth; Updates 2007 Guidance; Provides 2008 Guidance
■	Third quarter revenues grew 17 percent to $968 million; Operating earnings grew to $107 million

■	Earnings Per Share increased 114 percent to $0.60 as net income grew to $84 million

■	Selected to join the P-8A Poseidon industry team to build the U.S. Navy’s next-generation surveillance and reconnaissance aircraft

■	Delivered 2,400th 737 Next Generation ship set and 1,400th 747 ship set to Boeing

■	Grew total backlog 8 percent to $23.5 billion
     Wichita, Kan., Nov. 1, 2007 – Spirit AeroSystems Holdings, Inc. [NYSE: SPR] reported increases in its third quarter financial results and updated its 2007 financial guidance and provided 2008 guidance, citing strong global commercial aerospace markets and improved operational efficiencies.
Table 1. Summary Financial Results

	3rd Quarter			Nine Months
($’s in Millions, except per share data)	2007	2006	Change	2007	2006	Change

Revenues	$968	$830	17%	$2,880	$2,356	22%

Operating Income	$107	$78	38%	$313	$184	70%

Operating Income as a % of Revenues	11.0%	9.3%	170 BPS	10.8%	7.8%	300 BPS

Net Income	$84	$34	146%	$221	$86	157%

Net Income as a % of Revenues	8.6%	4.1%	450 BPS	7.7%	3.7%	400 BPS

Earnings per Share (Fully diluted)	$0.60	$0.28	114%	$1.59	$0.71	124%

Fully Diluted Weighted Avg Share Count (Million)	139.5	121.2		139.2	121.7
     Spirit’s third quarter net income rose 146 percent to $84 million from $34 million a year ago, and fully diluted earnings per share rose 114 percent to $0.60 per share from $0.28 per share last year. (Table 1) The company benefited from a lower effective tax rate during the third quarter 2007. The lower tax rate contributed $0.09 of diluted earnings per share to the third quarter results. Revenue for the quarter increased 17 percent to $968 million from $830 million, and the company’s operating margins rose to 11.0 percent from 9.3 percent last year.
     “Strong operating performance continues across the company while we execute our key development programs and pursue new business opportunities,” said President and Chief Executive Officer Jeff Turner. “Executing our backlog of over twenty-three billion dollars remains our top near-term opportunity to grow profitability and expand operating margins,” Turner added. “The recent delays on the 787 program, while disappointing, represent a short-term challenge for an enormously successful product that will deliver long-term value to customers and shareholders,” Turner continued. “Additionally, we are pleased to be named to Boeing’s P-8A Poseidon team this quarter. The U.S. Navy’s P-8A program is another example of the value the 737 Next Generation aircraft brings to customers and demonstrates, yet again, the adaptability of the airframe for both commercial and military applications. Looking forward, we will continue to invest in key growth programs and diversification while improving our financial performance.”
     Spirit’s backlog during the quarter increased from $21.8 billion to $23.5 billion, as combined net orders for 528 aircraft at Boeing and Airbus outpaced their combined deliveries of 208 aircraft. Spirit’s backlog is calculated based on contractual prices for products and expected delivery volumes from the published firm order backlogs of both Boeing and Airbus.
     Spirit updated its contract profitability estimates during the third quarter of 2007, which resulted in no net changes to contract estimates. Third quarter 2006 results included a $17 million favorable cumulative catch-up adjustment.
     Cash flow from operations for the third quarter was $42 million, despite increases in inventory on the 787 program and other development programs. Investments in capital expenditures totaled $69 million in the quarter. Half of the investment in property, plant and equipment supported the start-up of the 787 program.
     Cash balances at the end of the quarter were $105 million, down $22 million from the end of the second quarter 2007, reflecting planned investment in Spirit’s core business, primarily for the 787 program. Debt balances at the end of the third quarter were $605 million, down slightly from second quarter levels. (Table 2)

Table 2. Cash Flow and Liquidity

	3rd Quarter		Nine Months
($’s in Millions)	2007	2006	2007	2006

Cash Flow from Operations	$42	$113	$107	$326

Purchases of Property, Plant & Equipment	$(69)	$(53)	$(228)	$(233)

	As of Sept 27,	As of Dec 31,
Liquidity	2007	2006

Cash	$105	$184

Current Portion of Long-term Debt plus Long-term Debt	$605	$618
Financial Outlook
     The company’s financial guidance for 2007 is updated and 2008 guidance is provided incorporating the benefit of higher production volumes on large commercial aircraft programs. The company is forecasting approximately 18 to 20 percent growth in revenues in 2008 and increasing operating margins from year-to-year reflecting the company’s solid operating performance across business segments. Guidance for 2007 reflects a lower effective tax rate consistent with reported results as of nine months ending September 27, 2007. Financial guidance for 2007 and 2008 incorporates 787 program schedule changes resulting from the delay of aircraft certification and entry into service announced by The Boeing Company on October 10, 2007. Table 3 summarizes the company’s financial outlook.

Table 3. Financial Outlook

	2007 Guidance	2008 Guidance

Revenues	$3.9B - $4.0B	~$4.7B

Operating Income	$415M - $425M

Operating Income as a % of Revenues	10.4% - 10.8%

Depreciation and Amortization	$115M - $120M

Earnings Per Share (Fully Diluted)	$2.10 - $2.15	$2.30 - $2.40

Effective Tax Rate	+ / - 29.5%	33%-34%

Cash Flow from Operations*	+ / - $250M
Capital Expenditures	+ / - $300M
Customer Reimbursement of Capital Expenditures	~ $45M

Average Fully Diluted Shares Outstanding	139.5M - 140.0M

*	Includes $40-$50 million of customer advances for capital expenditures
2007 Outlook
     Spirit’s 2007 revenue expectations are now expected to be between $3.9 and $4.0 billion, or approximately 23 percent higher than 2006. The new guidance is a change from the previous guidance range of between $4.0 and $4.1 billion. The 2007 revenue projection is based on previously issued 2007 Boeing and Airbus delivery guidance of 440 and 440-450 aircraft, respectively, and includes fewer initial deliveries of Spirit products to Boeing on the 787 program.
     Spirit’s 2007 operating margins are now expected to be in the range of 10.4 to 10.8 percent, and 2007 fully diluted EPS guidance is increased to between $2.10 and $2.15 per share as benefits from cost reductions, productivity initiatives and a lower than expected effective tax rate improve profitability.
     2007 cash flow from operations is now expected to be +/- $250 million which includes working capital spending for the new 787 program. Fiscal 2007 capital expenditures are unchanged and are expected to be +/- $300 million. Approximately 50 percent of the capital expenditures will be utilized for the installation of production capacity for the new 787 program. Spirit anticipates approximately $45 million of customer reimbursement to partially offset these capital expenditures.
     2007 Depreciation and Amortization expenses are unchanged and forecasted to be between $115 and $120 million, while 2007 Research and Development expense is expected to be approximately $55 to $60 million. SG&A expense for 2007 is now expected to be approximately $195 to $200 million.
2008 Outlook
     Spirit’s 2008 revenue is expected to be approximately $4.7 billion, or 18 to 20 percent higher than 2007 revenues. The 2008 revenue projection is based on previously issued 2008 Boeing delivery guidance of 480-490 aircraft and includes internal Spirit forecasts for Airbus and other products. Spirit’s revenue guidance for 2008 assumes delivery of approximately forty-five 787 ship sets from Spirit to Boeing based on aircraft certification and entry into service occurring during the fourth quarter 2008. A reduction in Spirit’s 2008 787 ship set delivery forecast would likely result in lower than forecasted revenues and earnings for the year.
     Earnings per share for 2008 is expected to be between $2.30 and $2.40 per share as increased volumes on large commercial aircraft programs and improved operating efficiencies increase profitability.
     Cash from Operations and Capital Expenditure guidance will be provided when the company reports fourth quarter and full-year 2007 results in early February 2008.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes forward-looking statements that reflect the plans and expectations of Spirit AeroSystems Holdings, Inc. To the extent that statements in this press release do not relate to historical or current facts, they constitute forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “continue,” or other similar words. These statements reflect Spirit AeroSystems Holdings, Inc.’s current view with respect to future events and are subject to risks and uncertainties, both known and unknown. Such risks and uncertainties may cause the actual results of Spirit AeroSystems Holdings, Inc. to vary materially from those anticipated in forward-looking statements, and therefore we caution investors not to place undue reliance on them. Potential risks and uncertainties include, but are not limited to: our customers’ aircraft build rates; the ability to enter into supply arrangements with additional customers and satisfy performance requirements under existing contracts; any adverse impact on our customers’ production of aircraft; the success and timely progression of our customers’ new programs including, but not limited to The Boeing Company’s 787 aircraft program; future levels of business in the aerospace and commercial transport industries; competition from original equipment manufacturers and other aerostructures suppliers; the effect of governmental laws; the effect of new commercial and business aircraft development programs; the cost and availability of raw materials; the ability to recruit and retain highly skilled employees and relationships with unions; spending by the United States and other governments on defense; the continuing ability to operate successfully as a stand alone company; the outcome of ongoing or future litigation and regulatory actions; and exposure to potential product liability claims. Additional information as to factors that may cause actual results to differ materially from our forward-looking statements can be found in Spirit AeroSystems Holdings, Inc.’s filings with the United States Securities and Exchange Commission. Spirit AeroSystems Holdings, Inc. undertakes no obligation and does not intend to update publicly any forward-looking statements after the date of this press release, except as required by law.

Appendix
Segment Results
Fuselage Systems
     Fuselage Systems segment revenue for the third quarter was $434 million, up 7 percent over the same period last year as deliveries on the 747 and 777 programs increased. Fuselage Systems posted segment operating margins of 18.0 percent during the third quarter 2007, down from 20.4 percent in the same period of 2006. A favorable cumulative catch-up adjustment of $9 million was recognized in the segment for the third quarter of 2006.
Propulsion Systems
     Propulsion Systems segment revenue for the third quarter was $279 million, up 23 percent over the same period last year as deliveries increased in support of primary customer production volume. Propulsion Systems posted segment operating margins of 16.5 percent for the third quarter 2007, down from 18.2 percent in the same period of 2006. A favorable cumulative catch-up adjustment of $7 million was recognized in the segment for the third quarter of 2006.
Wing Systems
     Wing Systems segment revenue for the third quarter was $252 million, up 31 percent over the same period last year as deliveries increased in support of primary customer production volume. Wing Systems posted segment operating margins of 9.3 percent for the third quarter 2007, up from 6.0 percent in the same period of 2006 as R&D expense on the 787 program declined. A favorable cumulative catch-up adjustment of $1 million was recognized in the segment for the third quarter of 2006.

Table 4. Segment Reporting

	3rd Quarter			Nine Months
($’s in Millions, except margin percent)	2007	2006	Change	2007	2006[1]	Change

Segment Revenues
Fuselage Systems	$434.3	$405.9	7.0%	$1,329.2	$1,174.1	13.2%
Propulsion Systems	$278.9	$227.1	22.8%	$798.5	$668.8	19.4%
Wing Systems	$251.5	$192.2	30.9%	$738.1	$491.3	50.2%
All Other	$2.8	$4.5	(37.8%)	$14.6	$21.7	(32.7%)

Total Segment Revenues	$967.5	$829.7	16.6%	$2,880.4	$2,355.9	22.3%

Segment Earnings from Operations
Fuselage Systems	$78.1	$82.8	(5.7%)	$243.2	$208.3	16.8%
Propulsion Systems	$45.9	$41.3	11.1%	$130.2	$100.4	29.7%
Wing Systems	$23.5	$11.6	102.6%	$75.1	$30.6	145.4%
All Other	$0.3	$1.2	(75.0%)	$1.8	$3.3	(45.5%)

Total Segment Operating Earnings	$147.8	$136.9	8.0%	$450.3	$342.6	31.4%

Unallocated Corporate SG&A Expense	$(39.9)	$(57.9)	31.1%	$(134.3)	$(154.6)	13.1%
Unallocated Research & Development Expense	$(1.3)	$(1.5)	13.3%	$(3.5)	$(3.9)	10.3%

Total Earnings from Operations	$106.6	$77.5	37.5%	$312.5	$184.1	69.7%

Segment Operating Earnings as % of Revenues
Fuselage Systems	18.0%	20.4%	(240) BPS	18.3%	17.7%	60 BPS
Propulsion Systems	16.5%	18.2%	(170) BPS	16.3%	15.0%	130 BPS
Wing Systems	9.3%	6.0%	330 BPS	10.2%	6.2%	400 BPS
All Other	10.7%	26.7%	(1,600) BPS	12.3%	15.2%	(290) BPS

Total Segment Operating Earnings as % of Revenues	15.3%	16.5%	(120) BPS	15.6%	14.5%	110 BPS

Total Operating Earnings as % of Revenues	11.0%	9.3%	170 BPS	10.8%	7.8%	300 BPS

[1]	Includes Spirit Europe since acquisition on April 1, 2006
Contact information:
Investor Relations: Phil Anderson (316) 523-1797
Media: Debbie Gann (316) 519-7340

Spirit Shipset Deliveries
(BASED ON FUSELAGE DELIVERIES)
2006 Spirit AeroSystems Deliveries

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total 06

B737	64	77	84	77	302
B747	3	3	3	4	13
B767	3	3	3	3	12
B777	14	16	16	19	65

Total	84	99	106	103	392

A320	0	81	74	86	241
A330/340	0	33	17	23	73
A380	0	4	0	0	4

Total[1]	0	118	91	109	318

Hawker 850XP1	0	12	15	24	51

Total Spirit	84	229	212	236	761

[1]	Deliveries associated with Airbus and Hawker products were acquired with Spirit Europe on April 1, 2006.
2007 Spirit AeroSystems Deliveries

	1st Qtr	2nd Qtr	3rd Qtr

B737	83	85	84
B747	5	4	5
B767	3	4	3
B777	21	21	21
B787	0	1	0

Total	112	115	113

A320	93	84	91
A330/340	22	21	22
A380	0	0	2

Total	115	105	115

Hawker 850XP	16	15	17

Total Spirit	243	235	245

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2007	2006	2007	2006
		($ in millions, except per share data)
Net Revenues	$967.5	$829.7	$2,880.4	$2,355.9
Operating costs and expenses:
Cost of sales	804.7	677.7	2,388.2	1,926.7
Selling, general and administrative	42.9	59.9	142.3	160.0
Research and development	13.3	14.6	37.4	85.1

Total Costs and Expenses	860.9	752.2	2,567.9	2,171.8
Operating Income	106.6	77.5	312.5	184.1
Interest expense and financing fee	(9.7)	(11.9)	(28.1)	(34.8)
Interest income	8.0	6.9	22.8	20.9
Other income, net	1.3	0.7	5.1	3.6

Income From Continuing Operations Before Income Taxes	106.2	73.2	312.3	173.8
Income tax provision	(22.6)	(39.2)	(90.9)	(87.6)

Net Income	$83.6	$34.0	$221.4	$86.2

Earnings per share
Basic	$0.61	$0.30	$1.65	$0.76
Shares	136.7	114.0	133.8	113.9

Diluted	$0.60	$0.28	$1.59	$0.71
Shares	139.5	121.2	139.2	121.7

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Balance Sheets

	September 27,	December 31,
	2007	2006
	(unaudited)
	($ in millions)
Current assets
Cash and cash equivalents	$105.4	$184.3
Accounts receivable,net	247.2	200.2
Other receivable	92.3	43.0
Inventory, net	1,198.4	882.2
Prepaid expenses	14.8	20.8
Income tax receivable	—	21.7
Other current assets	59.6	68.3

Total current assets	1,717.7	1,420.5
Property, plant and equipment, net	937.7	773.8
Long-term receivable	141.0	191.5
Pension assets	231.5	207.3
Other assets	138.1	129.1

Total assets	$3,166.0	$2,722.2

Current liabilities
Accounts payable	$374.9	$339.1
Accrued expenses	229.2	198.5
Current portion of long-term debt	22.8	23.9
Other current liabilities	19.8	8.2

Total current liabilities	646.7	569.7
Long-term debt	582.5	594.3
Advance payments	638.5	587.4
Pension obligation	56.6	53.7
Other liabilities	101.7	58.1
Shareholders’ equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, no shares issued and outstanding	—	—

Common stock, Class A par value $0.01, 200,000,000 shares authorized, 102,563,955 and 63,345,834 issued and outstanding, respectively	1.0	0.6

Common stock, Class B par value $0.01, 150,000,000 shares authorized, 36,890,084 and 71,351,347 shares issued and outstanding, respectively	0.4	0.7
Additional paid-in capital	917.2	858.7
Accumulated other comprehensive income	74.0	72.5
Retained earnings / (deficit)	147.4	(73.5)

Total shareholders’ equity	1,140.0	859.0

Total liabilities and shareholders’ equity	$3,166.0	$2,722.2

Spirit AeroSystems Holdings, Inc.
Condensed Consolidated Statements of Cash Flow (unaudited)

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 27,	September 28,
	2007	2006
	($ in millions)
Operating activities
Net income	$221.4	$86.2
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense	67.1	30.3
Amortization expense	5.7	6.2
Accretion of long-term receivable	(16.0)	(15.3)
Employee stock compensation expense	26.8	40.8
Excess tax benefits from share-based payment arrangements	(32.9)	—
Loss on disposition of assets	0.4	—
Deferred taxes	3.8	—

Changes in assets and liabilities, net of acquisition
Accounts receivable	(48.0)	(63.2)
Inventory, net	(312.6)	(171.5)
Other current assets	6.1	(6.1)
Accounts payable and accrued liabilities	18.7	142.0
Customer advances	93.6	300.0
Deferred revenue and other deferred credits	36.4	—
Other	36.1	(23.7)

Net cash provided by operating activities	106.6	325.7

Investing Activities
Purchase of property, plant and equipment	(228.0)	(233.4)
Proceeds from sale of assets	0.2	—
Acquisition of business, net of cash required	—	(135.4)
Long-term receivable	22.8	—
Financial derivatives	3.1	3.1
Other	(1.3)	—

Net cash (used in) investing activities	(203.2)	(365.7)

Financing Activities
Principal payments of debt	(14.4)	(10.2)
Excess tax benefits from share-based payment arrangements	32.9	—
Equity issuance costs	—	(3.4)
Executive stock investments/(repurchases)	(1.0)	1.1

Net cash provided by (used in) financing activities	17.5	(12.5)

Effect of exchange rate changes on cash and cash equivalents	0.2	0.2

Net (decrease) in cash and cash equivalents for the period	(78.9)	(52.3)
Cash and cash equivalents, beginning of the period	184.3	241.3

Cash and cash equivalents, end of the period	$105.4	$189.0